Exhibit 99.1

1700 South Patterson Boulevard Dayton, OH 45479 NEWS RELEASE

For media information:	For investor information:

John Hourigan	Gregg Swearingen
(937) 445-2078	(937) 445-4700
john.hourigan@ncr.com	gregg.swearingen@ncr.com

For Release on April 27, 2006

NCR Delivers Better-Than-Expected Earnings Expansion in First Quarter

•	Continued operational improvement more than offsets lower revenue

•	Earnings per share includes $0.04 impact from early retirement expense

•	NCR reaffirms previous revenue and earnings guidance for full-year 2006

DAYTON, Ohio – NCR Corporation (NYSE: NCR) today reported earnings of $0.22 per share and revenue of $1.28 billion for the quarter ended March 31, 2006. The 4 percent revenue decline from the first quarter of 2005 included the negative impact of nearly 3 percentage points from currency fluctuations. Revenue declined approximately 2 percentage points when compared in constant currency.

NCR reported first-quarter net income of $41 million, or $0.22 per share, compared to $30 million of net income, or $0.16 per share, reported in the first quarter of 2005. Results in the first quarter of 2006 included $6 million of incremental stock-based compensation expense and $9 million of non-cash incremental pension expense associated with an early-retirement program offered during the first quarter of 2006 in NCR’s Customer Services business. Results in the first quarter of 2005 included $5 million of net negative impact from non-operational items.

“Although I’m not pleased with our first-quarter revenue performance, I’m encouraged by our continued operational improvement in the quarter, which enabled NCR to deliver meaningful year-over-year earnings expansion,” said Bill Nuti, president and chief executive officer of NCR. “Improvements in our Customer Services business more than offset the impact from the timing of certain transactions in our Teradata Data Warehousing business.”

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Operating Segment Results(2)

Teradata Data Warehousing

NCR’s Teradata Data Warehousing segment reported first-quarter revenue of $326 million, down 7 percent from a strong first quarter in 2005. Revenue declined 4 points when compared in constant currency. Teradata continues to see strong demand for its market-leading enterprise data warehousing technology. The first-quarter year-over-year comparison was impacted by the timing of certain transactions, which are now expected, for the most part, in the second quarter of 2006.

Operating income of $67 million, or 21 percent of revenue, was $5 million lower than generated in the first quarter of 2005, but in line with the operating margin achieved in the first quarter of 2005, due to favorable revenue mix. The year-over-year decrease in profit resulted from lower-than-expected revenue due to the timing of transactions.

Financial Self Service (ATMs)

The Financial Self Service segment generated first-quarter revenue of $259 million, down 5 percent from the strong first quarter of 2005. Revenue declined 2 percentage points when compared in constant currency. Revenue in the first quarter of 2005 increased 8 percent from the first quarter of 2004 due to upgrade activity related to regulatory requirements.

Operating income of $13 million was down from $25 million generated in the first quarter of 2005. Although the pricing environment is improving, price erosion and lower volume had a negative impact on the year-over-year comparison.

Retail Store Automation

Retail Store Automation revenue of $172 million was down 2 percent from the first quarter of 2005. Revenue increased 1 percent from the first quarter of 2005 when compared in constant currency.

This business experienced an operating loss of $7 million compared to a loss of $3 million in the first quarter of 2005, largely due to lower profit in Japan and the negative impact from foreign currency fluctuations.

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Customer Services

Customer Services revenue was down 6 percent to $419 million due to the company’s strategy to reduce lower margin revenues associated with third-party products. Revenue declined 3 points when compared in constant currency.

Operating income of $20 million improved from $9 million in the first quarter of 2005. The improvement was driven by continued structural changes designed to optimize efficiency and revenue mix.

Other Items

Included in the first-quarter results was $9 million of expense related to the early retirement of qualified Customer Services engineers who voluntarily accepted terms of the program offered by NCR. This non-cash pension expense should result in annual cost savings of $3 million to $4 million, beginning in 2007.

Also included in the results was $3 million of Other Income, versus $14 million of Other Expense reported in the first quarter of 2005. The first quarter of 2006 included higher interest income, while the first quarter of 2005 included a $10 million charge to reduce the book value of a Systemedia-related equity investment.

NCR’s tax rate in the first quarter of 2006 was 18 percent, which was lower than expected due to the mix of profits and losses by country. This compares to the 25 percent rate experienced in the first quarter of 2005. NCR continues to expect its full-year tax rate to be 22 percent.

Cash Flow

During the first quarter, NCR generated $38 million of cash from operations, an increase of $27 million from the prior-year period. Capital expenditures in the first quarter of 2006 were $61 million, compared to $50 million of capital expenditures in the year-ago period. NCR used $23 million of free cash flow (cash from operations less capital expenditures) in the first quarter of 2006 versus using $39 million in the year-ago period.(3)

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	For the Period Ended March 31 Three Months
	2006	2005
Cash provided by operating activities (GAAP)	$38	$11
Less capital expenditures for:
Net expenditures for reworkable service parts	(26)	(18)
Expenditures for property, plant and equipment	(15)	(16)
Additions to capitalized software	(20)	(16)

Total capital expenditures	(61)	(50)

Free cash flow used (non-GAAP measure)(3)	$(23)	$(39)

Balance Sheet

NCR ended the first quarter with $746 million in cash, cash equivalents and short-term investments, a $64 million decrease from the $810 million cash balance on Dec. 31, 2005. NCR’s cash balance decreased due to share repurchases and the typical use of cash in the seasonally-weak first quarter.

As of March 31, 2006, NCR had short- and long-term debt of $307 million, unchanged from Dec. 31, 2005.

NCR repurchased approximately 2.3 million shares of NCR common stock for $88 million during the first quarter. The company has approximately $428 million authorized for future share repurchases.

2006 Outlook

NCR confirms its previous revenue guidance for the full year, for both the total company and for its core business segments. Including the negative impact of 1 percent to 2 percent from currency fluctuations, 2006 revenue is expected to be roughly the same as generated in 2005.

NCR expects GAAP earnings per share to be $1.81 to $1.86 in 2006, which includes approximately $0.10 of incremental stock-based compensation expense and $0.04 of expense related to the Customer Services early-retirement program in the first quarter.

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2006 Guidance
Year-over-year revenue growth:
Total NCR	Flat
Teradata Data Warehousing	5 - 7%
Financial Self Service (ATMs)	Flat
Retail Store Automation	3 - 4%
Customer Services	(3 - 4)%

Earnings per share – GAAP	$1.81 - $1.86
Non-GAAP – excludes early retirement expense	$1.85 - $1.90

In the second quarter, NCR expects its Teradata Data Warehousing business to benefit from low double-digit revenue growth, due to the timing of transactions. Year-over-year earnings expansion for NCR is likely to be mitigated somewhat in the second quarter due to increased investment for future growth opportunities, particularly for its enterprise analytics and self-service technologies, as well as lower profit in its ATM business due to the lingering impact of price erosion as well as manufacturing and supply-chain transition costs.

2006 First-Quarter Earnings Conference Call

A conference call is scheduled today at 10:00 a.m. (EDT) to discuss the company’s first-quarter results. Access to the conference call, as well as a replay of the call, is available on NCR’s Web site at http://investor.ncr.com/. Supplemental financial information regarding NCR’s 2006 first-quarter operating results is also available on NCR’s Web site.

About NCR Corporation

NCR Corporation (NYSE: NCR) is a leading global technology company helping businesses build stronger relationships with their customers. NCR’s Teradata® data warehouses, ATMs, retail systems, self-service solutions and IT services provide Relationship Technology™ that maximizes the value of customer interactions and helps organizations create a stronger competitive position. Based in Dayton, Ohio, NCR (www.ncr.com) employs approximately 28,400 people worldwide.

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NCR and Teradata are trademarks or registered trademarks of NCR Corporation in the United States and other countries.

NCR reports its results in accordance with Generally Accepted Accounting Principles in the United States, or GAAP. However, as described below, the company believes that certain non-GAAP measures found in this release are useful for investors. The following table reconciles certain non-GAAP measures contained in this release.

Reconciliation of GAAP to Non-GAAP Measures(1)

	Q1 2006 Actual		Q1 2005 Actual	FY 2006 Guidance
Earnings Per Share (GAAP)	$0.22		$0.16	$1.81-$1.86
Early retirement-related pension expense	(0.04)			(0.04)
Write-down of equity investment	—		(0.05)
Reduction of accrued expenses	—		0.03	—

Adjusted Earnings Per Share (Non-GAAP)(1)	$0.26	*	$0.18	$1.85-$1.90

*	The company’s 2006 first-quarter non-GAAP adjusted earnings per share would have been reduced from $0.26 to $0.25 if the previously estimated tax rate of 22 percent had been applied to the results for the quarter.
(1)	NCR’s management looks at the company’s earnings-per-share results excluding certain items to assess the financial performance of the company and believes this information is useful for investors because it provides a more complete understanding of NCR’s underlying operational performance, as well as consistency and comparability with past reports of financial results. In addition, management uses earnings per share excluding these items to manage and determine effectiveness of its business managers and as a basis for incentive compensation. This non-GAAP measure should not be considered as a substitute for or superior to earnings per share determined in accordance with GAAP.
(2)	The operating segment results discussed in this earnings release exclude the impact of $44 million of pension expense in the first quarter of 2006 and $34 million of pension expense in the first quarter of 2005. The $10 million increase in pension expense was largely driven by the expense related to the early retirement program offered in the company’s Customer Services business. When evaluating the year-over-year performance of and making decisions regarding its operating segments, NCR excludes the effect of pension expense/income. Schedule B, included in this earnings release, reconciles total “Income from operations excluding pension expense/income” for all of the company’s operating segments to “Total income from operations” for the company.
(3)	NCR defines free cash flow as cash provided/used by operating activities less capital expenditures for reworkable service parts, property, plant and equipment, and additions to capitalized software. NCR’s management uses free cash flow to assess the financial performance of the company and believes it is useful for investors because it relates the operating cash flow of the company to the capital that is spent to continue and improve business operations. In particular, free cash flow indicates the amount of cash generated after capital expenditures for, among other things, investment in the company’s existing businesses, strategic acquisitions, strengthening the company’s balance sheet, repurchase of company stock and repayment of the company’s debt obligations. This non-GAAP measure should not be considered a substitute for or superior to cash flows from operating activities under GAAP, or as a proxy for cash flow available for discretionary spending.

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Note to Investors

This news release contains forward-looking statements, including statements as to anticipated or expected results, beliefs, opinions and future financial performance, within the meaning of Section 21E of the Securities and Exchange Act of 1934. Forward-looking statements include projections of revenue, profit growth and other financial items, future economic performance and statements concerning analysts’ earnings estimates, among other things. These forward-looking statements are based on current expectations and assumptions and involve risks and uncertainties that could cause NCR’s actual results to differ materially.

In addition to the factors discussed in this release, other risks and uncertainties include: the uncertain economic climate and its impact on the markets in general or on the ability of our suppliers to meet their commitments to us, or the timing of purchases by our current and potential customers and other general economic and business conditions; the timely development, production or acquisition and market acceptance of new and existing products and services (such as self-checkout and electronic shelf-labeling technologies, ATM outsourcing and enterprise data warehousing), including our ability to accelerate market acceptance of new products and services; shifts in market demands, continued competitive factors and pricing pressures and their impact on our ability to improve gross margins and profitability, especially in our more mature offerings; the effect of currency translation; short product cycles, rapidly changing technologies and maintaining competitive leadership position with respect to our solution offerings, particularly data warehousing technologies; tax rates; ability to execute our business and reengineering plans; participation by eligible employees in early-retirement programs; turnover of workforce and the ability to attract and retain skilled employees, especially in light of recent cost-control measures taken by the company and the recent change in the company’s chief executive officer position; availability and successful exploitation of new acquisition and alliance opportunities; changes in Generally Accepted Accounting Principles (GAAP) and the resulting impact, if any, on the company’s accounting policies; continued efforts to establish and maintain best-in-class internal information technology and control systems; and other factors detailed from time to time in the company’s U.S. Securities and Exchange Commission reports and the company’s annual reports to stockholders. The company does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Schedule A

NCR CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(in millions, except per share amounts)

	For the Periods Ended March 31 Three Months
	2006	2005
Revenue
Products	$637	$678
Services	646	665

Total revenue	1,283	1,343

Cost of products	402	438
Cost of services	529	534

Total gross margin	352	371
% of Revenue	27.4%	27.6%

Selling, general and administrative expenses	245	258
Research and development expenses	60	59

Income from operations	47	54
% of Revenue	3.7%	4.0%

Other (income) expense, net	(3)	14

Income before income taxes	50	40
% of Revenue	3.9%	3.0%

Income tax expense	9	10

Net income	$41	$30

% of Revenue	3.2%	2.2%

Net income per common share
Basic	$0.23	$0.16

Diluted	$0.22	$0.16

Weighted average common shares outstanding
Basic	181.7	186.4
Diluted	185.0	191.6

Schedule B

NCR CORPORATION

CONSOLIDATED REVENUE and OPERATING INCOME (LOSS) SUMMARY

(Unaudited)

(in millions)

	For the Periods Ended March 31 Three Months
	2006	2005	% Change
Revenue by segment
Data Warehousing
Data Warehousing solution	$247	$274	(10)%
Data Warehousing support services	79	76	4%

Total Data Warehousing	326	350	(7)%

Financial Self Service	259	272	(5)%

Retail Store Automation	172	175	(2)%

Customer Services
Customer Service Maintenance:
Financial Self Service	155	148	5%
Retail Store Automation	116	114	2%
Payment & Imaging and Other	30	31	(3)%
Third-Party Products and Exited Businesses	59	73	(19)%

Total Customer Services Maintenance	360	366	(2)%
Third-Party Products	8	11	(27)%
Professional and installation-related services	51	70	(27)%

Total Customer Services	419	447	(6)%

Systemedia	101	114	(11)%

Payment & Imaging and Other	39	33	18%

Elimination of installation-related services revenue included in both the Customer Services segment and other segments	(33)	(48)	(31)%

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Total revenue	$1,283	$1,343	(4)%

Operating income (loss) by segment

Data Warehousing	$67	$72
Financial Self Service	13	25
Retail Store Automation	(7)	(3)
Customer Services	20	9
Systemedia	—	—
Payment & Imaging and Other	6	1
Elimination of installation-related services operating income included in both the Customer Services segment and other segments	(8)	(16)

Subtotal - Segment operating income	91	88

Pension expense	(44)	(34)

Total income from operations	$47	$54

Schedule C

NCR CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(in millions)

	March 31 2006	December 31 2005
Assets
Current assets
Cash and cash equivalents	$746	$810
Accounts receivable, net	1,290	1,305
Inventories, net	393	361
Other current assets	234	217

Total current assets	2,663	2,693

Reworkable service parts and rental equipment, net	243	235
Property, plant and equipment, net	368	378
Goodwill	140	129
Prepaid pension cost	964	976
Deferred income taxes	584	522
Other assets	348	354

Total assets	$5,310	$5,287

Liabilities and stockholders’ equity
Current liabilities
Short-term borrowings	$2	$2
Accounts payable	440	490
Payroll and benefits liabilities	226	292
Deferred service revenue and customer deposits	528	444
Other current liabilities	413	417

Total current liabilities	1,609	1,645

Long-term debt	305	305
Pension and indemnity plan liabilities	560	557
Postretirement and postemployment benefits liabilities	259	259
Income taxes	348	307
Other liabilities	151	158
Minority interests	22	21

Total liabilities	3,254	3,252

Stockholders’ equity
Preferred stock: par value $0.01 per share, 100.0 shares authorized, no shares issued and outstanding at March 31, 2006 and December 31, 2005 respectively	—	—
Common stock: par value $0.01 per share, 500.0 shares authorized, 181.8 and 181.7 shares issued and outstanding at March 31, 2006 and December 31, 2005 respectively	2	2
Paid-in capital	761	794
Retained earnings	1,559	1,518
Accumulated other comprehensive loss	(266)	(279)

Total stockholders’ equity	2,056	2,035

Total liabilities and stockholders’ equity	$5,310	$5,287

Schedule D

NCR CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(in millions)

	For the Periods Ended March 31 Three Months
	2006	2005
Operating activities
Net income	$41	$30

Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	57	63
Stock-based expense	7	1
Excess tax benefit from stock-based compensation	(8)	—
Deferred income taxes	2	—
Other adjustments to income, net	(1)	11
Changes in assets and liabilities:
Receivables	13	19
Inventories	(27)	—
Current payables	(117)	(153)
Deferred service revenue and customer deposits	84	79
Employee severance and pension	21	12
Other assets and liabilities	(34)	(51)

Net cash provided by operating activities	38	11

Investing activities
Net expenditures and proceeds for reworkable service parts	(26)	(18)
Expenditures for property, plant and equipment	(15)	(16)
Proceeds from sales of property, plant and equipment	11	2
Additions to capitalized software	(20)	(16)
Other investing activities, net	(15)	3

Net cash used in investing activities	(65)	(45)

Financing activities
Purchase of Company common stock	(88)	(120)
Excess tax benefit from stock-based compensation	8	—
Short-term borrowings, net	—	1
Proceeds from employee stock plans	40	60
Other financing activities, net	—	—

Net cash used in financing activities	(40)	(59)

Effect of exchange rate changes on cash and cash equivalents	3	(2)

(Decrease) in cash and cash equivalents	(64)	(95)
Cash and cash equivalents at beginning of period	810	750

Cash and cash equivalents at end of period	$746	$655